GEHL COMPANY
                           2000 EQUITY INCENTIVE PLAN

Section 1.  Purpose

          The purpose of the Gehl Company 2000 Equity Incentive Plan (the "Plan") is to promote the best interests of Gehl Company (together with any successor thereto, the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and members of the Company's Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2.  Definitions

          As used in the Plan, the following terms shall have the respective meanings set forth below:

          (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

          (b)  "Award"  shall  mean  any  Option,   Stock  Appreciation   Right,
Restricted Stock or Performance Share granted under the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award under the Plan.

          (d) "Change of Control of the Company" shall mean any one of the following events: (i) securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities are acquired pursuant to a tender offer or exchange offer; (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other Person as a result of which less than 50% of the outstanding voting securities of the surviving or resulting Person would be owned by the former shareholders of the Company (other than a shareholder who is an Affiliate of any party to such consolidation or merger); (iii) the shareholders of the Company approve the sale of substantially all of the Company's assets to a Person which is not a wholly-owned subsidiary of the Company; (iv) any person becomes a beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act (or any successor provision thereto)), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the


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Company's then outstanding  securities the effect of which (as determined by the
Board of Directors  of the  Company) is to take over control of the Company;  or
(v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors of the Company then in office who were directors of the Company at the beginning of the period.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

          (g) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised of not less than two directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 and each of whom is an "outside director" within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision thereto).

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (i) "Excluded Items" shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

          (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (k)  "Incentive  Stock  Option"  shall  mean an option  granted  under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

          (l) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

          (m) "Non-Employee Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

          (n)  "Non-Qualified  Stock Option" shall mean an option  granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option and shall mean any option granted to a Non-Employee Director under Section 6(b) of the Plan.



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


          (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) "Participating Key Employee" shall mean a Key Employee designated to be granted an Award under the Plan.

          (q) "Performance Goals" shall mean the following (in all cases after excluding the impact of applicable Excluded Items):

               (i) Return on equity for the Performance Period for the Company on a consolidated basis.

               (ii) Return on investment for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (iii) Return on net assets for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (iv) Shareholder value added (as defined by the Committee at the time of selection) for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (v) Earnings from operations for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (vi) Pre-tax profits for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (vii) Net earnings for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (viii) Net earnings per Share for the Performance Period for the Company on a consolidated basis.

               (ix) Working capital as a percent of net sales for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of



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


the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (x) Net cash provided by operating activities for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (xi)   Market price per Share for the Performance Period.

               (xii) Total shareholder return for the Performance Period for the Company on a consolidated basis.

          (r) "Performance Period" shall mean, in relation to Performance Shares, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

          (s)  "Performance  Share" shall mean any right  granted  under Section
6(e) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

          (t)  "Person"  shall mean any  individual,  corporation,  partnership,
association,   joint-stock  company,  trust,  unincorporated  organization,   or
government or political subdivision thereof.

          (u) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

          (v) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

          (w) "Restricted Stock" shall mean any Share granted under Section 6(d) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

          (x) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

          (y) "Shares" shall mean shares of common stock of the Company, $.10 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

          (z)  "Stock Appreciation  Right"  shall mean any right  granted  under
Section 6(c) of the Plan.



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


Section 3.  Administration

          The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as "non-employee directors" under Rule 16b-3 and as "outside directors" under
Section 162(m)(4)(C) of the Code (or any successor provision thereto). To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers. Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. Notwithstanding the foregoing, Awards to Non-Employee Directors under the Plan shall be automatic and the amount and terms of such Awards shall be determined as provided in Section 6(b) of the Plan.

Section 4.  Shares Available for Award

          (a)  Shares  Available.  Subject to adjustment  as provided in Section
4(b):



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


               (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 600,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

               (ii) Limitations on Awards to Individual Participants. During any one calendar year, no Participating Key Employee shall be granted Awards under the Plan that could result in such Participating Key Employee receiving Options for more than 100,000 Shares, Stock Appreciation Rights with respect to more than 100,000 Shares, more than 75,000 Shares of Restricted Stock and/or more than 75,000 Performance Shares. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

               (iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

               (iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

          (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to outstanding Awards, and
(iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in



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


Shares shall always be a whole number. Notwithstanding the foregoing, Non-Qualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 6(b) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

Section 5.  Eligibility

          Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall receive Awards of Non-Qualified Stock Options as provided in Section 6(b).

Section 6.  Awards

          (a) Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine; provided, however, that no Option shall be granted in connection with the cancellation of a previously granted Option under the Plan if the exercise price of the later granted Option is less than the exercise price of the earlier granted Option.

               (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

               (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

               (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner (including, without limitation, accelerated exercisability in the event of Change of Control of the Company) and within such period or periods and in such installments or otherwise as shall be determined by the Committee. Unless the Committee shall otherwise determine on or prior to the date of grant of an Option, such Option may be exercised, in whole or in part, from and after the date it was granted in accordance with the following schedule:



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


                                        Cumulative Percentage of Shares Subject
                                           to Option Which May be Purchased
   Elapsed Period of Time               (which number of Shares shall be rounded
After Date Option is Granted               down to the nearest whole number)
----------------------------            ----------------------------------------
   Less than One (1) Year                                    0%
      One (1) Year                                      33-1/3%
      Two (2) Years                                     66-2/3%
      Three (3) Years                                      100%

The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made. At the sole discretion of the Committee, the payment of the exercise price with respect to any Option may be in the form of a promissory note issued to the Company by a Participating Key Employee on such terms and conditions as the Committee determines.

               (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

          (b)  Non-Qualified Stock Option Awards to Non-Employee Directors.

               (i) Eligibility. Each Non-Employee Director shall automatically be granted Non-Qualified Stock Options under the Plan in the manner set forth in this Section 6(b). A Non-Employee Director may hold more than one Non-Qualified Stock Option.

               (ii) Annual Option Grants to Non-Employee Directors. Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted a Non-Qualified Stock Option to purchase 2,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof).

               (iii)  Grant  Limitation.   Notwithstanding  the   provisions  of
Section 6(b)(ii) hereof, Non-Qualified Stock Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.



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


               (iv) Exercise Price. The exercise price per Share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 100% of the "market value" of a Share on the date of grant of such Option. The "market value" of a Share on the date of grant to the Non-Employee Director shall be the last sale price per Share for the Shares on The Nasdaq Stock Market on the trading date next preceding such grant date; provided, however, that if the principal market for the Shares is then a national securities exchange, the "market value" shall be the closing price per Share for the Shares on the principal securities exchange on which the Shares are traded on the trading date next preceding the date of grant, or, in either case above, if no trading occurred on the trading date next preceding the date on which the Non-Qualified Stock Option is granted, then the "market price" per Share shall be determined with reference to the next preceding date on which the Shares were traded.

               (v) Exercisability of Options. Non-Qualified Stock Options granted to Non-Employee Directors under the Plan shall become exercisable in accordance with the following schedule:

                                        Cumulative Percentage of Shares Subject
                                           To Option Which May be Purchased
   Elapsed Period of Time              (which number of Shares shall be rounded
After Date Option is Granted               down to the nearest whole number)
----------------------------           ----------------------------------------

   Less than One (1) Year                                 0%
        One (1) Year                                    33-1/3%
       Two (2) Years                                    66-2/3%
      Three (3) Years                                    100%

Notwithstanding the foregoing schedule, if a Non-Employee Director ceases to be a director of the Company by reason of death, disability or retirement within three (3) years after the date of grant or in the event of a Change of Control of the Company within three (3) years after the date of grant, the Option shall become immediately exercisable in full.

               (vi)   Termination  of  Options.   Non-Qualified   Stock  Options
granted to Non-Employee Directors shall terminate on the earlier of:

                      (A)  ten years after the date of grant; or

                      (B) twelve months after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director's death, disability or retirement.

               (vii) Exercise of Options. A Non-Qualified Stock Option granted to a Non-Employee Director may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company's principal office in West Bend, Wisconsin, of a



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written notice of exercise specifying the number of shares with respect to which the Option is being exercised. Any notice of exercise shall be accompanied by full payment of the exercise price of the Shares being purchased (x) in cash or its equivalent; (y) by tendering previously acquired Shares (valued at their "market value" as determined in accordance with Section 6(b)(iv) as of the date of exercise); or (z) by any combination of the means of payment set forth in subparagraphs (x) and (y). For purposes of subparagraphs (y) and (z) above, the term "previously acquired Shares" shall only include Shares owned by the Non-Employee Director at least six months prior to the exercise of the Option for which payment is being made and shall not include Shares which are being acquired pursuant to the exercise of said Option. No shares will be issued until full payment therefor has been made.

          (c) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

          (d)  Restricted Stock Awards.

               (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participating Key Employees as a group shall not exceed 200,000 (such number of Shares subject to adjustment in accordance with the terms of Section 4(b) hereof). Non-Employee Directors are not eligible to be granted Restricted Stock under the Plan.

               (ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, however, that, except as determined by the Committee with respect to a number of Shares not exceeding 10% of the Shares authorized for issuance under the Plan, the applicable period of restriction for any Shares of Restricted Stock granted hereunder shall not be less than three
(3) years, subject to earlier vesting at the discretion of the Committee in the event of death, disability or retirement of a Participating Key Employee or in the event of a Change of Control of the Company.

               (iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

               (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee, or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

               (v) Forfeiture. Shares of Restricted Stock that do not vest pursuant to their terms will be forfeited by the Participating Key Employee to whom such Shares were granted.

          (e)  Performance Shares.

               (i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Participating Key Employees. Non-Employee Directors are not eligible to be granted Performance Shares under the Plan.

               (ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. The Committee shall have sole discretion to alter the selected Performance Goals set forth in Section 2(q), subject to shareholder approval, to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares which do not qualify for the performance-based exemption under Section 162(m) of the Code (or any successor provision thereto), the Committee may make such grants without satisfying the requirements thereof.

               (iii)  Rights and Benefits  During the  Performance  Period.  The
Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them during the applicable Performance Period.

               (iv) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(d)(iii) hereof.

          (f)  General.

               (i) No Consideration for Awards. Awards shall be granted to Participating Key Employees without the requirement of cash consideration unless otherwise determined by the Committee. Awards of Non-Qualified Stock Options granted to Non-Employee Directors under Section 6(b) of the Plan shall be granted for no cash consideration unless otherwise required by law.

               (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

               (iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

               (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

               (v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, salable, or transferable by a Participating Key Employee or a

Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee at the discretion of the Committee may, and a Non-Employee Director shall, be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or the Non-Employee Director, as the case may be. Except as otherwise provided by the Committee, each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or the Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

               (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee but the expiration date of an Award shall be not later than ten years after the date such Award is granted.

               (vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(d) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or a Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

          (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained: (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan, or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the quotation or listing requirements of the Nasdaq Stock Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination, amendment or modification of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

          (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  General Provisions

          (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person (other than a Non-Employee Director to the extent provided in Section 6(b) of the Plan) shall have any claim to be granted an Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

          (b) Withholding. No later than the date as to which an amount first becomes includible in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares other than Restricted Securities, including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

          (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(b) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

          (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

          (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

          (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

          (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

          (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.  Effective Date of the Plan

         The Plan shall be effective on the date of adoption of the Plan by the Board of Directors of the Company provided that the Plan is approved by the shareholders of the Company within twelve months following the date of adoption of the Plan by the Board of Directors. All Awards granted prior to shareholder approval of the Plan shall be subject to such approval and shall not be exercisable until after such approval.